As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MARIMBA, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	77-0422318
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

440 Clyde Avenue

Mountain View, California 94043

(650) 930-5282

(Address of principal executive offices) (Zip Code)

MARIMBA, INC. 1999 OMNIBUS EQUITY INCENTIVE PLAN

MARIMBA, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

MARIMBA, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

MARIMBA, INC. 1999 NON-EMPLOYEE DIRECTORS OPTION PLAN

(Full title of the Plans)

Andrew Chmyz

Vice President and Chief Financial Officer

MARIMBA, INC.

440 Clyde Avenue

Mountain View, California 94043

(Name and address of agent for service)

(650) 930-5282

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock (par value $0.0001)	1,580,550	(2)	$1.455	$2,299,700.25(3)	$187.00

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Omnibus Equity Incentive Plan, 1999 Employee Stock Purchase Plan, International Employee Stock Purchase Plan and 1999 Non-Employee Directors Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Marimba, Inc.
(2)	Represents the sum of an additional 1,008,050 shares available for issuance under the 1999 Omnibus Equity Incentive Plan, 500,000 shares available for issuance under the 1999 Employee Stock Purchase Plan and the International Employee Stock Purchase Plan, and 72,500 shares available for issuance under the 1999 Non-Employee Directors Option Plan.
(3)	Calculated solely for purposes of this offering under Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Marimba, Inc. on March 26, 2003.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission to include an aggregate of 1,580,550 shares of the Registrant’s common stock for issuance under employee benefit plans of the Registrant as indicated above. Pursuant to Instruction E, the contents of the Registrant’s Form S-8 registration statement filed with the Securities and Exchange Commission on January 15, 2002 (File No. 333-76752) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Marimba, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since December 31, 2002; and

(c)	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A (File No. 000-25683) filed with the SEC on March 31, 1999, together with all amendments thereto.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII, Section 6, of the Registrant’s Amended and Restated Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The underwriting agreement for the Registrant’s initial public offering provides that the underwriters will indemnify the officers, directors and controlling persons of the Registrant against certain liabilities.

In addition, the Registrant maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following documents are filed with this registration statement or incorporated into this registration statement by reference:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-72353	3.3	2/12/99

4.2	Amended and Restated Bylaws, as adopted on September 10, 1999.	10-K		3.2	3/28/01

4.3	Form of certificate representing shares of the Registrant’s common stock.	S-1	333-72353	4.2	4/7/99

4.4	1999 Omnibus Equity Incentive Plan and forms of agreements thereunder, as amended to date.	10-Q		10.1	11/1/01

4.5	1999 Employee Stock Purchase Plan, as amended to date.	10-K		10.3	3/28/01

4.6	International Employee Stock Purchase Plan, as amended to date.	10-K		10.4	3/28/02

4.7	1999 Non-Employee Directors Option Plan, as amended to date.	10-Q		10.2	11/1/01

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Auditors.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5).					X

24.1	Power of Attorney (see page 2).					X

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 27th day of March, 2003.

MARIMBA, INC.

By:	/s/ RICHARD C. WYCKOFF
Richard C. Wyckoff
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Marimba, Inc., a Delaware corporation, do hereby constitute and appoint Richard C. Wyckoff and Andrew Chmyz, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD C. WYCKOFF Richard C. Wyckoff	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2003

/s/ ANDREW CHMYZ Andrew Chmyz	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2003

Signature	Title	Date

/S/ KIM K. POLESE Kim K. Polese	Chairman of the Board	March 26, 2003

/s/ ANEEL BHUSRI Aneel Bhusri	Director	March 25, 2003

/s/ ERIC J. KELLER Eric J. Keller	Director	March 27, 2003

/s/ RAYMOND J. LANE Raymond J. Lane	Director	March 26, 2003

/s/ DOUGLAS J. MACKENZIE Douglas J. Mackenzie	Director	March 27, 2003

/s/ STRATTON D. SCLAVOS Stratton D. Sclavos	Director	March 25, 2003

/s/ ANTHONY ZINGALE Anthony Zingale	Director	March 25, 2003

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-72353	3.3	2/12/99

4.2	Amended and Restated Bylaws, as adopted on September 10, 1999.	10-K		3.2	3/28/01

4.3	Form of certificate representing shares of the Registrant’s common stock.	S-1	333-72353	4.2	4/7/99

4.4	1999 Omnibus Equity Incentive Plan and forms of agreements thereunder, as amended to date.	10-Q		10.1	11/1/01

4.5	1999 Employee Stock Purchase Plan, as amended to date.	10-K		10.3	3/28/01

4.6	International Employee Stock Purchase Plan, as amended to date.	10-K		10.4	3/28/02

4.7	1999 Non-Employee Directors Option Plan, as amended to date.	10-Q		10.2	11/1/01

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Auditors.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5).					X

24.1	Power of Attorney (see page 2).					X